                                                                   EXHIBIT 10.11


                              EMPLOYMENT AGREEMENT

          THIS AGREEMENT is a legally binding contract between Logility, Inc., its affiliates, and its subsidiaries (collectively "Company"), as employer, and James Modak as a key employee of Company. This Agreement is intended to
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protect important interests of Company, particularly valuable technology and business interests that Company has acquired over the years. In addition, this Agreement is intended to provide a way for the Company to prevent unfair competition in its industry. It is hoped that in the long run the terms of this Agreement will be a benefit, rather than a burden, to all personnel by promoting the welfare and success of Company as a leader in its industry and in its community.

          The Company believes that the terms of this Agreement are fair and reasonable. Many of these terms merely restate or clarify policies and legal obligations that are already in effect. Certain other terms are new, particularly the restrictive covenants contained in Sections 5 and 6 hereof. The continuance of your employment and the willingness of Company to grant you access to its trade secrets, and business information are contingent upon your entering into this Agreement.

          This Agreement does not replace or alter any written policies of agreements already in effect. Nothing in this Agreement should be construed as a guarantee that your employment will continue for any specific period of time. Unless otherwise agreed in writing, either party may terminate employment at any time without cause, and Company reserves the right to change the terms of compensation or to reassign employees to any area at any time.

                                   Section 1

                                SCOPE OF DUTIES

          1.1 While I am employed by Company, I will devote my full business time, attention, skill, and effort exclusively to the performance of the duties that Company may assign to me from time to time. During my employment, I will not engage in any activities or render any services of a business or commercial nature for anyone other than Company, unless I have obtained advance approval in writing from the President of the Company or his designee pursuant to a written appointment.

                                   Section 2

                 OWNERSHIP OF INVENTIONS AND OTHER DEVELOPMENTS

          2.1 Company shall be entitled to own and control all proprietary technology and all financial, operating, and training idea, processes, and materials, including works of expression and all copyrights in such works, that are developed, written, or conceived of by me during employment to the extent that they relate to Company's current or potential business. Accordingly, I will disclose, deliver, and assign to Company all such patentable inventions, discoveries, and improvements; trade secrets; and all work subject to copyright, and I agree to execute all documents, patent applications, and arrangements necessary to further document such ownership and/or assignment and to take whatever other steps may be needed to give Company the full benefit of them.

I specifically agree that all copyrightable materials generated or developed and covered by this Agreement, including but not limited to computer programs and documentation, shall be considered works made for hire under the copyright laws of the United States and that they shall, upon creation, be owned exclusively by Company.. To the extent that any such materials, under applicable law, may not be considered works made for hire, I hereby assign to Company the ownership of all copyrights in such materials, without the necessity of any further consideration, and Company shall be entitled to register and hold in its own name all copyrights in respect of such materials


                                   Section 3

           CONFIDENTIALITY OF TRADE SECRETS AND BUSINESS INFORMATION

          3.1 I acknowledge that during the course of my employment I may obtain access to trade secrets and confidential information, knowledge or data concerning the business of the Company. Under the law, a trade secret is a type of intangible property, and its theft is a crime in most states. A trade secret generally consists of valuable, secret information or ideas that Company collects or uses in order to keep its competitive edge. Examples of trade secrets are system designs, program materials (including source and object code and system and user documentation), operating processes, equipment design, product specifications, and any other proprietary technology. Confidential information, which Company also treats as proprietary, consists of all other competitively sensitive information kept in confidence by Company. Examples of confidential information are selling and pricing information and procedures, customer lists, business and marketing plans, and internal financial statements.

          3.2 I agree not to use or disclose any trade secrets of Company at any time except as necessary to perform my duties for Company. I also agree not to use or disclose any confidential business information until 10 years after the termination of my employment, except as necessary to perform my duties for Company. I further agree that my obligation not to use or disclose trade secrets or confidential information also extends to such types of information of customers, prospective customers, vendors, suppliers or agents of the Company, or other third parties, who may have disclosed such information to the Company or me in he course of the business of the Company. These restrictions do not apply to any information generally available to the public or any information properly obtained from a completely independent source.

                                   Section 4

                           TERMINATION OF EMPLOYMENT

          4.1 At the time my employment is terminated, I will participate in an exit interview conducted by a designated Company official for the purpose of finalizing any remaining issues and assuring a proper transition.



                                       2
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          4.2  On or before the termination of my employment, I will return all records, materials, and other physical objects relating to my employment, including documents, papers, computer software, and passwords and other identification materials. This obligation applies to all materials relating to the affairs of Company or any of its customers, prospective customers, vendors, suppliers, or agents that may be in my possession or control.

                                   Section 5

          PROHIBITION AGAINST COMPETITIVE ACTIVITIES AFTER EMPLOYMENT

          5.1 FOR A PERIOD OF ONE YEAR FOLLOWING THE TERMINATION OF MY EMPLOYMENT WITH COMPANY, I WILL NOT ENGAGE, EITHER ON MY OWN BEHALF OR ON BEHALF OF ANY OTHER PERSON OR ENTITY, IN ANY OF THE PROHIBITED ACTIVITIES SPECIFIED IN EXHIBIT A ANYWHERE IN THE GEOGRAPHIC TERRITORY SPECIFIED IN EXHIBIT A.

          5.2 Company has made every effort to limit the terms of this obligation to what is absolutely necessary to protect its interest, even though it is facing intense, worldwide competition in a large and diverse industry.

          5.3 This obligation shall apply regardless of whether employment is terminated with or without cause.

          5.4 FOR A PERIOD OF ONE YEAR FOLLOWING THE TERMINATION OF MY EMPLOYMENT WITH COMPANY I AGREE TO NOTIFY COMPANY IN WRITING EACH TIME I ACCEPT ANY NEW JOB FOLLOWING THE TERMINATION OF MY EMPLOYMENT. DISCLOSING THE NAME OF MY NEW EMPLOYER AND THE NATURE OF MY NEW JOB. I AGREE THAT COMPANY MAY CONTACT MY NEW EMPLOYER WHENEVER I ACCEPT A NEW JOB, TO MAKE SURE THAT I AN IN COMPLIANCE WITH THE TERMS OF THIS AGREEMENT.

                                   Section 6

                PROHIBITION AGAINST UNFAIR RECRUITING PRACTICES

          6.1 I agree to notify my supervisor if I am contacted by a customer or competitor of Company for the purpose of having me accept a job involving Prohibited Activities as specified in Exhibit A anywhere in the Geographic Territory specified in Exhibit A at any time during my employment with Company and for a period of one year thereafter.

          6.2 During my employment with the Company and for two years afterwards, I will not directly or indirectly solicit, recruit or hire nor aid others in soliciting or hiring any other people who are then employees of Company, for the purpose of encouraging them to join in any other business activity of enterprise whatsoever.

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                                   Section 7

                                  OTHER TERMS

          7.1 The terms of this Agreement shall survive termination of employment.

          7.2 If any provision or part thereof of this Agreement is found by a court to be unenforceable, all other provisions or parts thereof shall nevertheless remain enforceable to the fullest extent possible.

          7.3 Irreparable harm should be presumed if this Agreement is breached in any way. Damages would be difficult if not impossible to ascertain, and the faithful observance of all terms of this Agreement an essential condition to employment with Company. Furthermore, this Agreement is intended to protect the proprietary rights of Company and certain third parties in important ways, and even the threat of any misuse of the technology of Company or such third parties would be extremely harmful because of the importance of that technology. In light of these considerations, I agree that a court of competent jurisdiction should immediately enjoin any breach of this Agreement, upon Company's request, and Company is released from the requirements of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law.

          This Agreement shall be governed by and enforced under the laws of the State of Georgia.

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

I ACKNOWLEDGE THAT, BEFORE SIGNING THIS AGREEMENT, I WAS GIVEN AN OPPORTUNITY TO READ IT, EVALUATE IT, AND DISCUSS IT WITH MY PERSONAL ADVISORS AND WITH REPRESENTATIVES OF EMPLOYER.

EMPLOYEE:

/s/ JAMES M. MODAK
---------------------------------------------------
SIGNATURE


JAMES M. MODAK
---------------------------------------------------
NAME  (TYPE OR PRINT)

SOCIAL SECURITY NO.
                   --------------------------------

ADDRESS:
        -------------------------------------------

        -------------------------------------------

DATE:    JULY 24, 1997
        -------------------------------------------

ACCEPTED:

LOGILITY, INC.

/s/ J. MICHAEL EDENFIELD
-------------------------------------------

-------------------------------------------
ITS REPRESENTATIVE
J. MICHAEL EDENFIELD
PRESIDENT & CHIEF EXECUTIVE OFFICER

                                   EXHIBIT A


          I will not provide computer software installation, consulting, training, testing, implementation, programming, maintenance or modification services directly on or affecting any computer software product supplied to any third party by Logility, Inc., anywhere in the United States of America.


                                   /s/ James M. Modak
                                   ------------------------------------------
                                   Signature


                                   James M. Modak
                                   ------------------------------------------
                                   Name  (Type or Print)

     J. Michael Edenfield
     President and
      Chief Executive Officer


                                                       July 21, 1997

Mr. James M. Modak
6953 Wethersfield Road
Columbus, GA  31904-3317

Dear Jim:

This letter will confirm our recent discussions concerning employment opportunities with Logility, Inc. I trust you will find all the points discussed below to be consistent with our prior discussions. This job offer is contingent upon satisfactory background and reference checks and the execution of the employment agreement. This offer will remain open for seven days after receipt of this letter.

POSITION

Your title will be that of Chief Financial Officer, Senior Vice-President, Logility, Inc. We would like you to assume your responsibilities on or about August 4, 1997. You will report to Mike Edenfield, President and Chief Executive Officer, Logility, Inc.

COMPENSATION

Your compensation plan will consist of two segments: a monthly salary and an Incentive Bonus Opportunity.

A.  Your monthly salary will be $12,500.00.

B. The Incentive Bonus Opportunity portion of your compensation plan will be $48,000.00 This assumes all objectives for the various components of the incentive opportunity are met. Please refer to the following regarding your bonus opportunity:

    I.   You will receive a $12,000.00 bonus upon Logility, Inc. going public.

    II. You are eligible for an additional $36,000.00 at plan if the following is met:
          a) The average daily closing price of Logility, Inc. stock for the 30 day period commencing 15 days prior to August 4, 1998 is:

               1.  (Equal to or greater than) 120% of the IPO Price = $6,000.00

               2. (Greater than) 120% of the IPO Price then in addition to 1 above, you will receive a variable pro-rated amount of $12,000.00 at 160% of the IPO Price. For example, at 140% the pro-rated amount will equal $6,000.00 At 180%, the pro-rated amount will equal $18,000.00

James Modak
Page 2
July 21, 1997

     b)  Revenue Growth:
               1. If for the 4 quarter period ending July 31, 1998 revenue growth (equal to or greater than) 30% = $6,000.00

               2. Revenue growth (greater than) 30% then in addition to 1 above, you will receive a variable pro-rated amount of $12,000.00 at 60% growth. For example, at 40% growth the pro-rated amount will equal $4,000.00; at 80% the pro-rated amount will equal $20,000.00

TRAVEL EXPENSES

The Company will reimburse you for reasonable travel and living expenses incurred in the performance of your duties. The Company will pay US$.28 per mile for all Company related travel via your personal automobile. In addition, the Company will pay normal business operating costs for a cellular telephone. The Company will pay all reasonable office expenses which are authorized and approved in advance

FRINGE BENEFITS

Upon your first day of employment you will be granted 35,000 shares of American Software stock options at the best market price during the month of your hire. These options will be exercisable per American Software's existing stock option plan. In addition, upon the creation of Logility's stock option plan, you will receive 10,000 shares of Logility stock options. You shall be eligible for Logility, Inc.'s various standard insurance plans and the 401(k) Profit Sharing Plan in accordance with the policies therein. An insurance benefits summary is enclosed for your review. In addition, Logility, Inc. will provide you with a relocation package that will enable you to move from Columbus, GA to Atlanta, GA. The relocation plan is detailed in Attachment #1. If you have any questions regarding the employment offer in general, please call me or Kevvon Burdette at 404/264-5205. If you have any questions regarding the various insurance, 401(k), vacation/sick leave policies, or other corporate benefits, please call Carla Maldonado at 404/238-8997.

MISCELLANEOUS

In the event there is a change of control in the ownership of Logility, Inc., then if you or the Company terminates your employment within (6) months of such change of control, you will receive two years of the then current salary.

You have stated to us that "I have not entered into any agreement with my current and/or previous employer(s) which would preclude my entering into employment with Logility, Inc. and effectively carrying out my assigned job responsibilities." A copy of our standard Employment Agreement is enclosed for your review and signature.

James Modak
Page 3
July 21, 1997

Please indicate your agreement by signing below and returning a signed copy to Kevvon Burdette, Director of Corporate Recruiting, along with the Employment Agreement form, the Immigration Reform and Control Act form, the Confidential Information of Others form and the Employment Application. Please be advised that this job offer is not valid unless the employment agreement is signed.

Again, we at Logility, Inc. look  forward to a long and successful relationship.

Very truly yours,



J. Michael Edenfield
President and
 Chief Executive Officer


                                     Accepted:

                                     /s/ James M. Modak
                                     ________________________________________
                                     James M. Modak

Enclosures:
     Employment Agreement with Exhibit A
     Immigration and Naturalization Service Employment Eligibility Verification
      Form
     Confidential Information of Others Form
     Summary of insurance benefits
     Employment Application
     Attachment #1

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